UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Discover Financial Services (“Discover”) today announced that the Board of Governors of the Federal Reserve System notified Discover that it has no objections to the capital actions through March 31, 2015 as set forth in the company’s capital plan submitted under the Federal Reserve’s 2014 Comprehensive Capital Analysis and Review. Discover previously announced, on March 20, 2014, the proposed capital actions it included as part of the capital plan submitted to the Federal Reserve.

Discover also today released the results of Discover’s company-run stress test conducted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, including Discover’s estimates of pre-provision net revenue, other revenue, loan and other losses, net income before taxes and regulatory capital ratios for both Discover and Discover Bank, as well as additional information on the methodologies used in conducting the stress test. These results are included as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01. The results may also be found on the Investor Relations page of Discover’s corporate website at www.discoverfinancial.com under Regulatory Disclosures.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Dodd-Frank Act Stress Test Disclosures (March 26, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: March 26, 2014	By:	/s/ D. Christopher Greene
Name: D. Christopher Greene
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dodd-Frank Act Stress Test Disclosures (March 26, 2014)